UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 3, 2008

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14101 Capital Boulevard, Youngsville, North Carolina 27596

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 556-7235

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Compensatory Arrangements of Certain Officers

On January 3, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Xerium Technologies, Inc. (the “Company”) approved shareholder return based restricted stock units awards and time based restricted stock units awards for certain of the Company’s Named Executive Officers under the Company’s 2005 Equity Incentive Plan (Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, filed on June 23, 2005). These awards were made contingent upon the approval by the Company’s stockholders at or before the Company’s 2008 annual meeting of stockholders of an amendment to the Company’s 2005 Equity Incentive Plan to increase the aggregate number of shares of common stock that may be delivered under or in satisfaction of awards under such plan from 2,500,000 to 5,000,000.

The following table sets forth the number of such restricted stock units awarded to the Company’s Named Executive Officers who received such awards.

Name	Position	Shareholder Return Based Restricted Stock Units	Time Based Restricted Stock Units
Thomas Gutierrez	Chief Executive Officer	122,000	122,000
Michael O’Donnell	Chief Financial Officer	49,000	49,000
Josef Mayer	Executive Vice President of Business Development	20,000	20,000
Douglas Milner	President - Stowe Woodward Rolls Worldwide	39,000	39,000

Under the awards, the Company shall issue one share of common stock in respect of each fully vested restricted stock unit.

The shareholder return based awards will generally only vest if:

•

the share price of the Company’s common stock plus dividends paid on the common stock from January 3, 2008 satisfies annual targets that the Compensation Committee has established in respect of the three years following the grant date; and

•	the Named Executive Officer continues to be employed with the Company through the third anniversary of the grant date.

The shareholder return based restricted stock units may also vest, in whole or in part, if a “Change of Control” (as defined in the awards) occurs and shareholder return based requirements have previously been satisfied or are satisfied based on the transaction price.

The time based restricted stock unit awards will vest completely, without regard to shareholder return vesting requirements, in nearly equal installments on the first, second, and third anniversaries of January 3, 2008 provided that Named Executive Officer continues to be employed by the Company on such dates. Dividends on such time based restricted stock units will be paid at the same rate as dividends on the Company’s common stock, but only in the form of additional restricted stock units. The time based restricted stock units may also vest, in whole or in part, in connection with a “Change of Control” (as defined in the awards) and/or termination of employment under the circumstances set forth in the restricted stock unit awards. In particular, in the event of a termination of employment by the Company without “Cause” (as defined in the awards) or, in the cases of Messrs. Gutierrez, O’Donnell and Milner, termination by the Named Executive Officer for “good reason” (as defined in the individual’s employment agreement), in each case occurring within three months prior to or two years following a Change of Control, the entire unvested portion of the time based restricted stock unit award (or a replacement award provided in connection with the Change of Control) shall vest.

The form of shareholder return based restricted stock unit award is attached as Exhibit 10.1 to this Current Report on Form 8-K, and the form of time based restricted stock unit award is attached as Exhibit 10.2 to this Current Report on Form 8-K. The above description of these awards is qualified in its entirety by reference to such exhibits.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished herewith.

Exhibit No.	Description
10.1	Form of Shareholder Return Based Restricted Stock Units Agreement

10.2	Form of Time Based Restricted Stock Units Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: January 7, 2008	By:	/s/ Michael P. O’Donnell
	Name:	Michael P. O’Donnell
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Form of Shareholder Return Based Restricted Stock Units Agreement

10.2	Form of Time Based Restricted Stock Units Agreement